UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2013

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 22, 2013, Argan, Inc. (“Argan”) issued a press release announcing that Panda Power Funds (“Panda”) completed the acquisition and successful financing of Moxie Liberty LLC (“Moxie Liberty”). Gemma Power, Inc. (“GPI”), a wholly-owned subsidiary of Argan, was funding Moxie Liberty in the development of an 829 MW natural gas-fired power plant in Bradford County, Pennsylvania. From the proceeds of the purchase of the project by Panda, GPI received repayment of the working capital advances, plus accrued interest, and a development success fee.

Gemma Power Systems, LLC (“GPS”), another subsidiary of Argan, was previously awarded the contract to design and build the power plant (the “EPC Contract”) that was assigned to Gemma-Lane Liberty Partners (“GLLP”), a joint venture with The Lane Construction Corporation formed by GPS for the purpose of constructing the power plant. GPS has a 75% interest in GLLP.

A copy of Argan’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Argan, Inc., Press Release, issued August 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: August 26, 2013	By:	/s/ Arthur F. Trudel
Arthur F. Trudel Chief Financial Officer